SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2004

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, California	92056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 806-8922

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On July 9, 2004, SeraCare Life Sciences, Inc. issued the press release attached hereto, and incorporated by reference herein, as Exhibit 99.1.

Also attached as Exhibits 10.1 and 10.2 are the forms of Subscription Agreement and Registration Rights Agreement, respectively, used in the private placement referred to in the attached press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.

Date: July 9, 2004	By:	/s/ Tim T. Hart
Tim T. Hart,
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Form of Subscription Agreement between SeraCare Life Sciences, Inc. and the purchasers named on the list of purchasers attached thereto.

10.2	Form of Registration Rights Agreement between SeraCare Life Sciences, Inc. and the purchasers named on the list of purchasers attached thereto.

99.1	Text of press release of SeraCare Life Sciences, Inc., issued July 9, 2004.